Contact:	Jim Davidson	Tony Pordon

	Executive VP – Finance 201-325-3303	Senior VP – Investor Relations 248-648-2540

	jdavidson@unitedauto.com	tpordon@unitedauto.com

UNITEDAUTO REPORTS RECORD SECOND QUARTER RESULTS
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Total Revenues Increase 12%

Income From Continuing Operations Increases 15% to $36.6 Million
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Earnings Per Share From Continuing Operations Rise 15% to $0.39

Service and Parts Revenues Increase 17%
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BLOOMFIELD HILLS, MI, July 25, 2006 – United Auto Group, Inc. (NYSE: UAG), an international automotive retailer, today reported second quarter income from continuing operations of $36.6 million and related earnings per share of $0.39, representing increases of 15.2% and 14.7%, respectively, over the comparable period in 2005. Second quarter 2006 net income amounted to $36.8 million and related earnings per share was $0.39.

The Company’s revenue increased 11.8% to a record $2.9 billion during the second quarter. The revenue increase was driven by 2.9% same-store retail revenue growth, including same-store used vehicle revenue growth of 9.3% from the Company’s foreign nameplates. On an aggregate basis, same-store used vehicle revenues increased 8.5%.

UAG Chairman Roger Penske said, “UnitedAuto’s performance during the second quarter continues to highlight the strength of our brand portfolio and the continuing success of our investment strategy. Our overall service and parts revenue increased 17.3%, including 7.6% growth on a same-store basis, which contributed to a 20 basis-point increase in total gross margin to 15.2%.”

The improvement in the Company’s gross margin was due primarily to a 50 basis-point increase in service and parts from 10.4% to 10.9% of total revenues, coupled with a 36 basis-point increase in margin on service and parts revenues.

For the six months ended June 30, 2006, revenues increased 11.7 % to $5.6 billion. Income from continuing operations for the six months increased 12.7% to $62.6 million and related earnings per share increased 11.9% to $0.66 per share. Net income for the six months increased 8.6% to $60.9, or $0.64 per share, from $56.1 million, or $0.60 per share, in the prior year. Second quarter 2005 results include $1.2 million ($0.01 per share) of after tax charges relating to severance costs associated with cost saving initiatives in certain markets.

The Company currently projects earnings from continuing operations in the third quarter in the range of $0.37 to $0.40 per share, and continues to project earnings from continuing operations for the year in the range of $1.35 to $1.40 per share. Earnings per share projections are based on an average of 94.6 million estimated shares outstanding.

UnitedAuto will host a conference call discussing financial results relating to second quarter 2006 on Tuesday, July 25, 2006 at 2:00 p.m. ET. To listen to the conference call, participants must dial (866) 283-8246 [International, please dial (703) 639-1271]. The call will be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

About UnitedAuto

United Auto Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 296 retail automotive franchises, representing 40 different brands, and 27 collision repair centers. UnitedAuto, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 173 franchises in 20 states and Puerto Rico and 123 franchises located outside the United States, primarily in the United Kingdom. UnitedAuto is a member of the Fortune 500 and Russell 1000 and has approximately 15,100 employees.

Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales and earnings potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending, energy costs and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, market conditions, and other uncertainties which could affect UnitedAuto’s future performance, which is contained in UnitedAuto’s Form 10-K for the year ended December 31, 2005, and its other filings with the Securities and Exchange Commission, and which is incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Second Quarter
	2006	2005
Revenues:
New Vehicle	$1,640,472	$1,528,878
Used Vehicle	657,747	556,134
Finance and Insurance, Net	67,451	58,716
Service and Parts	319,827	272,641
Fleet and Wholesale Vehicle	246,250	205,254

Total Revenues	2,931,747	2,621,623
Cost of Sales:
New Vehicle	1,497,328	1,395,825
Used Vehicle	600,662	505,438
Service and Parts	143,820	123,596
Fleet and Wholesale Vehicle	245,800	204,838

Total Cost of Sales	2,487,610	2,229,697

Gross Profit	444,137	391,926
SG&A Expenses	345,385	305,546
Depreciation and Amortization	11,204	9,685

Operating Income	87,548	76,695
Floor Plan Interest Expense	(17,232)	(13,142)
Other Interest Expense	(11,495)	(12,251)

Income from Continuing Operations Before Minority Interests and Income Taxes	58,821	51,302
Income Taxes	(21,597)	(18,925)
Minority Interests	(636)	(621)

Income from Continuing Operations	36,588	31,756
Income from Discontinued Operations, Net of Tax	255	1,440

Net Income	$36,843	$33,196

Income from Continuing Operations Per Diluted Share	$0.39	$0.34

Diluted EPS	$0.39	$0.35

Diluted Weighted Average Shares Outstanding	94,636	94,082

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Six Months
	2006	2005
Revenues:
New Vehicle	$3,126,314	$2,881,209
Used Vehicle	1,237,747	1,075,082
Finance and Insurance, Net	126,952	112,563
Service and Parts	627,048	536,674
Fleet and Wholesale Vehicle	465,871	394,895

Total Revenues	5,583,932	5,000,423
Cost of Sales:
New Vehicle	2,853,123	2,629,237
Used Vehicle	1,127,973	976,809
Service and Parts	282,226	244,759
Fleet and Wholesale Vehicle	462,951	393,929

Total Cost of Sales	4,726,273	4,244,734

Gross Profit	857,659	755,689
SG&A Expenses	679,895	598,191
Depreciation and Amortization	21,782	19,206

Operating Income	155,982	138,292
Floor Plan Interest Expense	(32,123)	(25,427)
Other Interest Expense	(23,521)	(23,671)

Income from Continuing Operations Before Minority Interests and Income Taxes	100,338	89,194
Income Taxes	(36,710)	(32,905)
Minority Interests	(1,058)	(764)

Income from Continuing Operations	62,570	55,525
Income (Loss) from Discontinued Operations, Net of Tax	(1,636)	563

Net Income	$60,934	$56,088

Income from Continuing Operations Per Diluted Share	$0.66	$0.59

Diluted EPS	$0.64	$0.60

Diluted Weighted Average Shares Outstanding	94,499	94,050

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	6/30/06	12/31/05
Assets
Cash and Cash Equivalents	$25,623	$9,424
Accounts Receivable, Net	405,392	411,970
Inventories, Net	1,418,891	1,213,568
Other Current Assets	76,761	50,868
Assets Held for Sale	170,984	193,937

Total Current Assets	2,097,651	1,879,767
Property and Equipment, Net	505,592	423,224
Intangibles	1,358,641	1,207,554
Other Assets	101,982	83,628

Total Assets	$4,063,866	$3,594,173

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$991,692	$837,045
Floor Plan Notes Payable – Non-Trade	319,189	330,240
Accounts Payable and Accrued Expenses	482,461	381,118
Current Portion Long-Term Debt	3,741	3,551
Liabilities Held for Sale	107,702	112,796

Total Current Liabilities	1,904,785	1,664,750
Long-Term Debt	716,018	576,690
Other Long-Term Liabilities	216,792	207,001

Total Liabilities	2,837,595	2,448,441
Stockholders’ Equity	1,226,271	1,145,732

Total Liabilities and Stockholders’ Equity	$4,063,866	$3,594,173

UNITED AUTO GROUP, INC.
Selected Data

	Second Quarter		Six Months
	2006	2005	2006	2005
Units
New Retail Units	49,472	46,589	93,602	87,605
Used Retail Units	23,577	20,872	44,704	40,851

Total Retail Units	73,049	67,461	138,306	128,456

Same-Store Retail Revenue
New Vehicles	$1,518,823	$1,520,879	$2,866,926	$2,840,158
Used Vehicles	597,032	550,507	1,128,366	1,052,351
Finance and Insurance, Net	62,858	58,161	117,880	110,389
Service and Parts	292,316	271,544	571,539	529,872

Total Same-Store Retail Revenue	$2,471,029	$2,401,091	4,684,711	$4,532,770

Same-Store Retail Revenue Growth
New Vehicles	(0.1%)	8.8%	0.9%	4.7%
Used Vehicles	8.5%	5.0%	7.2%	2.9%
Finance and Insurance, Net	8.1%	16.5%	6.8%	11.2%
Service and Parts	7.6%	9.0%	7.9%	8.0%
Revenue Mix
New Vehicles	56.0%	58.3%	56.0%	57.6%
Used Vehicles	22.4%	21.2%	22.2%	21.5%
Finance and Insurance, Net	2.3%	2.2%	2.3%	2.3%
Service and Parts	10.9%	10.4%	11.2%	10.7%
Fleet and Wholesale	8.4%	7.9%	8.3%	7.9%
Gross Margin	15.2%	15.0%	15.4%	15.1%
Retail Gross Margin — by Product
New Vehicle	8.7%	8.7%	8.7%	8.7%
Used Vehicle	8.7%	9.1%	8.9%	9.2%
Service and Parts	55.0%	54.7%	55.0%	54.4%
Gross Profit per Transaction
New Vehicles	$2,893	$2,856	$2,919	$2,876
Used Vehicles	2,421	2,429	2,456	2,406
Finance and Insurance	923	870	918	876

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	Second Quarter		Six Months
	2006	2005	2006	2005

Brand Mix:
Toyota/Lexus	21%	22%	21%	22%
BMW	16%	15%	16%	15%
Honda/Acura	16%	15%	16%	15%
DCX	11%	12%	11%	12%
Ford	10%	9%	11%	9%
Audi	7%	7%	7%	7%
General Motors	5%	7%	5%	6%
Porsche	4%	4%	4%	4%
Nissan/Infiniti	3%	4%	3%	4%
Other	7%	5%	6%	6%

Total Brand Mix:
Domestic (Detroit 3)	8%	10%	8%	10%
Foreign (incl. Premium)	92%	90%	92%	90%
Premium	59%	58%	60%	58%
Debt to Total Capital Ratio	37%	34%	37%	34%
Rent Expense	$34,423	$28,688	$67,399	$55,827